SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 18, 2003

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28082 (Commission File Number)

05-0420589 (IRS Employer Identification No.)

50 Enterprise Center Middletown, RI (Address of Principal Executive Offices)	02842 (Zip Code)

Registrant’s telephone number, including area code: (401) 847- 3327 N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

        This report is being filed by KVH Industries, Inc. (“KVH”) to announce that, KVH entered into a Lease Agreement with Tech Plaza 2,3 & 4 LLC. The lease agreement entered into by KVH is filed as Exhibit 99.1 to this report.

        Exhibits:

        The following exhibit is filed with this report on Form 8-K:

        Exhibit No.     Description

        99.1     Lease Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH Industries, Inc.

Date: August 18, 2003	BY: /S/ Patrick J. Spratt —————————————— Patrick J. Spratt Chief Accounting & Financial Officer

LEASE

        THIS INSTRUMENT IS A LEASE, dated as of the 18th day of August, 2003 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as the Tech 4 Office Building, having an address of 88 Silva Lane, Middletown, Rhode Island 02840 (the “Building”). The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following terms and provisions in this Article I set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2.     LANDLORD AND TENANT.

Landlord:

     Tech Plaza 2, 3 & 4 LLC

Landlord's Address (for rent payment):

     Tech Plaza 2, 3 & 4 LLC
     P.O. Box 6034
     Boston, MA. 02209

Tenant:

     KVH Industries, Inc.

Tenant's Original Address:

     KVH Industries, Inc.
    50 Enterprise Center
    Middletown, RI 02842

Tenant's Creditor's Address:

     Fleet Capital Corporation
    One Federal Street
    Boston, MA 02110

     Attention: Mark Schafer

1.3      BASIC DATA.

Basic Rent: On an annual, monthly and per rentable square foot basis, the basic rent shall be as follows:

                                Annual Rent                Monthly Rent                 Per RSF

        Years 1- 2                 $64,290.00                 $5,357.50                  $6.00

        Years 3-5                  $75,005.00                 $6,250.42                  $7.00
        (renewal option)

Base Taxes: The real estate taxes assessed to the Property as of December 31, 2002, and due in calendar year 2003, as they may be reduced by the amount of any abatement (plus any reasonable cost incurred in obtaining any abatement).

Building Rentable Area: 151,924 rentable square feet, measured in accordance with BOMA.

Business Days: All days except Saturdays, Sundays, New Year’s Day, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday).

Commencement Date: As defined in Section 4.1.

Initial Public Liability Insurance: $1,000,000 per person; $3,000,000 per occurrence (combined single limit for property damage, bodily injury or death).

Manager: Atlas Investment Group, LLC, 10 High Street, Suite 820, Boston, MA. 02110.

Operating Expenses: As set forth in Section 9.1 and Exhibit B.

Operating Year: As defined in Section 9.1.

Permitted Use: General office and administrative use software development, manufacturing and uses and operations reasonably related to all of the foregoing. Premises: A portion of the Building as shown on Exhibit A annexed hereto and located on the first floor of the Building.

Premises Rentable Area: Approximately 10,715 rentable square feet, measured in accordance with BOMA.

Property: The Building and the parcel of land on which it is located (including adjacent sidewalks).

Proportionate Share: 7.05%

Rent Commencement Date: As defined in Section 3.1.

Security Deposit: Equal to one (1) month’s Base Rent subject to the terms of Section 16.17.

Term of this Lease: 2 years, commencing on the Commencement Date and expiring, unless sooner terminated pursuant to the provisions of this Lease, at 11:59 P.M. on the day immediately preceding the 2nd anniversary thereof. Tenant has an option to extend this Lease for one (1) three- year (3) term as set forth in Article XIV.

Utility Expenses: As defined in Section 9.1.

1.4 EXHIBITS: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

Exhibit A — Plan Showing Premises Exhibit A.1 — Buildout Specifications Schedule A.2 — Approved Plan Exhibit B — Operating Expenses Exhibit C — Rules and Regulations Exhibit D — Landlord’s Waiver

ARTICLE II

PREMISES AND APPURTENANT RIGHTS

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways and elevators and common walkways necessary for access to the Building, existing common conduits and risers for computer, telephone and telecommunications purposes, and, if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but Tenant shall have no other appurtenant rights and all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 16.7 as uniformly applied to all tenants of the Building and to the right of Landlord to designate and change from time to time areas and facilities so to be used; provided, however, that no such change materially interferes with Tenant’s use of, or access to, the Premises, or reduces Tenant’s parking or makes such parking less accessible.

    (b)        Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises; provided, however, that to the extent reasonably practicable, such installations are made above hung ceilings, beneath flooring and behind walls, and provided further that such installations do not reduce the useable floor area of the Premises. Tenant shall install and maintain, as Landlord may reasonably require, proper access panels in any hung ceilings or walls as may be installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls.

    (c)        Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, the parking areas located on the Property; provided, however, that such use of the parking areas by Tenant or its invitees shall not exceed 43 parking spaces at any given time. The use of such parking area shall be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 16.7 as uniformly applied to all tenants of the Building and to the right of Landlord designate and change from time-to-time parking areas and facilities so to be used; provided, however, that such changes do not reduce the number of parking spaces available to Tenant or make the parking spaces less accessible to Tenant.

ARTICLE III

BASIC RENT

3.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed in writing by Landlord, commencing on the Rent Commencement Date without offset, abatement, deduction or demand, except as otherwise provided herein, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time-to-time designate by notice to Tenant. Until another designation is given, Basic Rent and all other charges for which provision is herein made shall be paid by remittance payable to the Manager and addressed to the Manager, at Tech Plaza 2, 3 & 4 LLC, P.O. Box 9029 Framingham, MA. 01701-9029, and all remittances so received as aforesaid, or by any subsequently designated recipient, shall be treated as a payment to Landlord. In the event that within any 365 day period more than one (1) installment of Basic Rent is not paid within five (5) days of when due Tenant shall pay, in addition to any other charges due under this Lease, an administrative fee equal to 5% of the overdue payment for each late payment.

    (b)        Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

    (c)        At the time of execution of this Lease, Tenant shall pay the first month’s Basic Rent, which shall be held by Landlord as advance rental and security, and which shall be forfeited, without limitation of other remedies, in the event of any Default by Tenant occurring prior to the Commencement Date. If no such Default by Tenant occurs, then such payment shall be applied by Landlord against the Basic Rent for the first month of the Lease term.

    (d)        The rent commencement date shall be the first to occur of the following (the “Rent Commencement Date”): (i) the day following the date Landlord delivers the Premises to Tenant with Landlord’s Work (as defined in Section 5.5 hereof) Substantially Complete, as defined in Exhibit A.1 hereof but in no event earlier than September 1, 2003, or (ii) the date on which Tenant occupies all or any part of the Premises for the conduct of Tenant’s normal business operations. Landlord and Tenant each hereby agree to execute and deliver a writing confirming the Rent Commencement Date once such date is determined.

ARTICLE IV

COMMENCEMENT; EARLY ACCESS AND CONDITION

4.1 COMMENCEMENT DATE. The Commencement Date shall be September 1, 2003 at which time Landlord shall deliver possession of the Premises to Tenant. Landlord’s work in the Premises to be Substantially Completed as defined in Exhibit A.1 hereto, subject to Tenant Delays, as provided in Exhibit A.1.

4.2 EARLY ACCESS. Tenant and its contractors shall have reasonable access to the Premises fifteen (15) days prior to the Commencement Date for purposes of installing fixtures, equipment and furnishings. Notwithstanding the foregoing, Tenant shall not have access to the Premises until Tenant furnishes to Landlord the Security Deposit described in Section 16.17 and all insurance documents required hereunder. Tenant’s access to the Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Basic Rent or Escalation Charges prior to the Rent Commencement Date. Tenant shall at no time interfere with the Landlord’s work to be performed pursuant to Section 5.5.

4.3 CONDITION OF PREMISES AND THE BUILDING. Except as otherwise set forth in this Lease and except for Landlord’s Work (as defined in Section 5.5 hereof), the Premises are being leased in “as-is” condition, without warranty or representation by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and has found the same to be satisfactory.

ARTICLE V

USE OF PREMISES; SIGNAGE; ALTERATIONS

5.1 PERMITTED USE. Tenant agrees to conform to the following provisions during the Term of this Lease:

    (a)        Except when prevented by casualty, condemnation, interruption of services or Force Majeure, or when Tenant has vacated the Premises in connection with assignment of the Lease or a sublease of the Premises, Tenant shall continuously, throughout the term of this Lease, occupy the Premises for the Permitted Use and for no other purposes.

    (b)        Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations.

    (c)        Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance or menace to any other tenant or other persons in the Building.

    (d)        Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with rules and regulations reasonably established by Landlord therefore as uniformly applied to all tenants of the Building.

5.2 SIGNAGE. Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises without the prior written consent of the Landlord. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted a sketch of the sign to be placed on such entry doors. Tenant’s name shall be listed in the Building directory in the lobby and on any exterior signage for the Building at no cost to Tenant. Any listing of Tenant’s subtenant(s) in the Building directory in the lobby shall be at Tenant’s (or such subtenant’s) sole cost and expense. Said listings shall be consistent with Building Standards as adopted by Landlord.

5.3 ALTERATIONS BY TENANT. Tenant shall make no alterations or improvements in or to the Premises without Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Any alterations, additions or improvements shall (i) if Landlord’s consent is required, be in accordance with complete plans and specifications submitted by Tenant and approved in advance by Landlord; (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws, regulations, codes, ordinances and directives of any governmental agencies; including without limitation, the Americans with Disabilities Act, as that term is hereinafter defined; (iii) be performed and completed in the manner required in this Article V; (iv) be performed at such times as Landlord may from time to time reasonably designate; and (v) be made at Tenant’s sole cost and expense. Notwithstanding anything to the contrary contained in this Lease, all alterations, installations, additions and improvements upon the Premises made by either party affixed to the realty or for which Tenant has received a credit shall, unless Landlord elects otherwise in writing at the time of granting consent to such alteration, become the property of Landlord and shall remain upon, and be surrendered with, said Premises as a part thereof, at the end of the Term. In the event Landlord shall elect otherwise, then such Alterations as Landlord shall select, shall be removed by the Tenant and Tenant shall restore any damage to the Premises from such removal, at its own cost and expense, at or prior to the expiration of the Term.

5.4 PREPARATION OF THE PREMISES. Except for the work to be performed by Landlord pursuant to Section 5.5, Landlord shall have no responsibility to complete any work necessary to prepare the Premises for Tenant’s occupancy.

5.5 LANDLORD’S WORK. Prior to the Commencement Date, Landlord shall provide a turnkey buildout in accordance with Exhibit A.1. Landlord shall perform Landlord’s Work, at Landlord’s sole cost and expense in a good and workmanlike manner and in compliance with all applicable laws, regulations, codes, ordinances and directives of any governmental agencies, including without limitation, the Americans with Disabilities Act. Any additional costs for improvements or upgrades to the Premises shall be at the sole cost of tenant.

5.6 TENANT’S REMOVABLE PROPERTY. All articles of personal property and all business fixtures, trade fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

5.7 MECHANICS’ LIENS. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s, materialman’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, Building or Property. Whenever and as often as any such lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will remove or satisfy the lien.

5.8 MISCELLANEOUS. All of the Tenant’s Work and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by contractors first approved by Landlord, which approval will not be unreasonably withheld. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building. Tenant, before beginning any Tenant’s Work, shall secure all licenses and permits necessary therefore; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them, and cause each contractor to carry workmen’s compensation insurance in statutory amounts covering all the contractor’s and subcontractor’s employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than a combined single limit of Two Million and No/100ths Dollars ($2,000,000.00) (all such insurance to be written in companies reasonably approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of all work done on the Premises by Tenant, its agents, employees, or independent contractors (including, without limitation, Tenant’s Work), and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge within fifteen (15) days’ after the same is filed any such liens which may so attach and, at the request of Landlord to deliver to Landlord security reasonably satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of all work done on the Premises by Tenant, its agents, employees, or independent contractors (including, without limitation, Tenant’s Work), Tenant shall promptly deliver to Landlord original lien releases and waivers executed by each contractor, subcontractor, supplier, materialman, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights against the Property in connection with such work are unconditionally released and waived. Tenant shall deliver such releases to Landlord with a certification by Tenant to the effect that all releases and waivers required by the preceding sentence are being delivered with the certification. Tenant shall pay within fourteen (14) days after being billed therefore by Landlord together with reasonable supporting documentation evidencing such Tax increase, as additional rent hereunder, one hundred percent (100%) of any increase in Taxes on the Property not otherwise billed to Tenant which shall, at any time after commencement of the Term, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant.

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1 Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred without Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be, sublet (which term, without limitation, shall include granting of concessions, licenses and the like), in whole or in part, or be offered or advertised for assignment or subletting without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. It shall be reasonable for Landlord to condition its consent to any assignment or sublease on the requirement that, based on certified financial statements or other financial information reasonably requested by Landlord, any proposed assignee or sublessee shall, in Landlord’s reasonable discretion, be of financial solvency to make payments under this Lease, if the Lease is assigned, or under the proposed sublease, if the Premises, or a portion thereof, is to be subleased, and otherwise comply with its terms. Landlord shall not be deemed to have unreasonably withheld its consent to an assignment or sublease if Landlord’s lender has denied its consent to such assignment or sublease.

6.2 Except in the event that equity interests in Tenant are or become traded on a public stock exchange, the provisions of Section 6.1 shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with, and Tenant may assign or sublease without Landlord’s consent to, an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, to be bound by all the obligations of Tenant hereunder (or if the transfer is a sublease, to such obligations applicable to the subleased premises) including, without limitation, the covenant against further assignment or subletting.

6.3 If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect the Permitted Uses.

6.4 Except for transfers expressly permitted pursuant to Section 6.2 hereof, if this Lease is assigned, or if any portion of the Premises is sublet, then fifty (50%) of all money or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceeds, in the aggregate, (a) the total sums which Tenant is obligated to pay Landlord under this lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any reasonable expenses incurred by Tenant in connection with the assignment or sublease, shall be paid to Landlord in monthly installments as additional rent under this Lease, without affecting or reducing any other obligations of Tenant hereunder. For purposes of making the calculation described in the preceding sentence, the expenses incurred by Tenant shall be amortized on a straight line basis over the remaining term of the Lease (in the case of an assignment) or over the term of the sublease (in the case of a sublease).

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;

SERVICES TO BE FURNISHED BY LANDLORD

7.1 LANDLORD’S REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building and all Building systems (including plumbing, HVAC and other mechanical systems for the common areas of the Building, and electrical systems installed by Landlord, but excluding any systems installed specifically for Tenant’s benefit) all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Building caused by any act of Tenant, its agents, employees, invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease.

    (b)        Landlord shall never be liable to Tenant for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given written notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

    (c)        Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons.

7.2 TENANT’S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all governmental laws, regulations, codes and ordinances from time to time in effect and all directives, rules and regulations of the proper officers of governmental agencies having jurisdiction provided, however, that Tenant shall not be required to make structural alterations to the Premises or changes to Building systems in order to comply with such laws, regulations, codes and ordinances unless such alterations or changes are required because of Tenant’s particular use of the Premises. Tenant, at its own expense, shall obtain all permits, licenses and the like required by applicable law. Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Building caused by any act of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom, but only to the extent not covered by insurances). Tenant shall procure and pay for janitorial services within the Premises, or shall reimburse Landlord on demand in the event Landlord procures such services and pays the costs thereof.

    (b)        If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same within ten (10) days after such demand, or if such repairs cannot be commenced or completed within such ten (10) day period, Tenant commences such repairs within a reasonable period of time and diligently pursues such repairs to completion, Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 16.18 being applicable to the costs thereof) and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, provided, however, that Landlord shall use reasonable efforts not to interfere with Tenant’s property or business. Notwithstanding the foregoing, Landlord may elect to take action hereunder immediately and without notice to Tenant if Landlord reasonably believes an emergency to exist.

7.3 FLOOR LOAD – HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, and which consent may include a requirement to provide insurance, naming Landlord as an additional insured, in such amounts as Landlord may reasonably deem reasonable.

    (b)        If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnity and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 MAINTENANCE. Tenant shall maintain the Premises in a clean condition in accordance with reasonable standards of cleanliness. Tenant shall also be responsible for replacing light bulbs in the Premises, and performing all maintenance within the Premises other than that which is expressly allocated to Landlord in this Lease.

7.5 BUILDING SERVICES. (a) Landlord shall, on Business Days from 8:00 a.m. to 5:30 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 125 square feet of Premises Rentable Area and an electrical load not exceeding two watts per square foot of Premises Rentable Area; provided, however, that Tenant shall pay the cost of all electricity used in connection with such heating and cooling. If Tenant shall require air conditioning, heating or ventilation outside of the hours and days above specified, Landlord shall furnish such service and then, unless electricity is metered solely and directly to Tenant, Tenant shall pay therefore such charges as may from time to time be in effect. In the event Tenant introduces to the Premises personnel or equipment which overloads the capacity of any of the Building systems or in any other way interferes with the ability of such systems to perform adequately their proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense.

Landlord shall also provide:

Passenger elevator service from the existing passenger elevator system, if any, in common with Landlord and other tenants in the Building at all times;

Hot and cold water (at temperatures supplied by the Town of Middletown) for drinking, lavatory and toilet purposes. Landlord may install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair and, after the installation of such meter, in lieu of Tenant’s water being included in and paid by Tenant as part of Operating Expenses, Tenant agrees to pay for the water provided to the Premises, as shown on such meter, at the rate imposed upon the Landlord by the Town of Middletown, together with the sewer charge based on such meter charges, as and when bills are rendered, and in default in making such payment Landlord may pay such charges and collect the same from Tenant as an additional charge;

Access to the Premises on Business Days twenty-four hours per day, subject to reasonable security restrictions and restrictions based on emergency conditions and all other applicable provisions of this Lease; and

Removal and treatment of snow and ice from the parking areas, common sidewalks located on the Property and the entrances to the Building.

(v)     Landscaping services to the Property.

    (c)        Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewer service, electrical current and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the reasonable judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty in obtaining materials, accidents or any other cause beyond Landlord’s control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease; provided, however, that Landlord agrees to take reasonable steps to diminish the effect of any interruption, curtailment, suspension or stoppage in the furnishing of such services and to arrange for the restoration of such services as soon as is reasonably practicable. Notwithstanding anything contained in this Lease to the contrary, in the event that, through no fault of Tenant, its agents, employees, invitees or contractors, the Landlord fails to or is unable to fulfill any of its obligations under this Lease or furnish services or utilities to the Premises such that Tenant is materially unable to use the Premises (or a portion thereof) for the conduct of its business for a period longer than 102 consecutive days, Basic Rent andEscalation Charges shall abate in proportion to and to the extent of such material interference and such unusable portion.

7.6 ELECTRICITY. (a) Tenant shall purchase and receive electric current for the Premises directly from the public utility corporation serving the Building and Landlord shall permit Landlord’s existing wires, risers, conduits and other electrical equipment of Landlord to be used for such purpose. Tenant covenants and agrees that its use of electric current shall not, unless metered solely and directly to Tenant, exceed two (2) watts per square foot of Premises Rentable Area, and in no event shall its total connected load exceed the maximum load from time to time permitted by applicable governmental regulations. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant’s requirements due to a factor or cause beyond Landlord’s control. Tenant shall pay all charges for electricity used or consumed in the Premises, including without limitation, any and all electricity charges relating to the heating, ventilating and air conditioning of the Premises. Landlord shall bear the cost of installation, repair and maintenance of any electric meter to be used or installed in the Premises. In the event that the electrical service to the Premises cannot be metered separately then shall pay its proportionate share of the electricity costs to the Building.

    (b)        In order to insure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building’s electrical system, Tenant shall not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electrical distribution system other than typewriters, computers, word processors, photocopiers, and other similar customary office equipment, and equipment used for light manufacturing, without the prior written consent of the Landlord. From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant’s electric usage, the result of which shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the costs of such survey.

ARTICLE VIII

REAL ESTATE TAXES

8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term “Tax Year” shall mean the calendar year 2003 and each calendar year thereafter commencing during the Term of this Lease; and the term “Taxes” shall mean real estate taxes assessed with respect to the Property for any Tax Year, but specifically excluding income, franchise, inheritance, estate, transfer and conveyance taxes, and any penalties or interest assessed by reason of Landlord’s failure to pay taxes when due.

    (b)        Tenant shall pay to Landlord an amount equal to Taxes for the current calendar year multiplied by Tenant’s Proportionate Share as defined in Article I, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

    (c)        Estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant’s required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Within thirty (30) days after each Tax Year, Landlord shall promptly advise Tenant of the amount of Taxes actually billed for such Tax Year, together with reasonable supporting documentation, and the computation of Tenant’s payment on account thereof. If the estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if Tenant’s required payments for such Tax Year are greater than the estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

8.2 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property (other than income, franchise, inheritance, estate, transfer or conveyance taxes), Tenant agrees that Tenant shall pay its Proportionate Share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

    (b)        If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

ARTICLE IX

OPERATING EXPENSES

9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

    (a)        Operating Year: The calendar year 2003, and each calendar year thereafter in which any part of the Term of this Lease shall fall, including any extended term.

    (b)        Operating Expenses: The aggregate costs or expenses actually incurred by Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Property (but specifically excluding Utility Expenses and Real Estate Taxes) all as set forth in Exhibit C annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, the actual Operating Expenses for such Operating Year and the Base Operating Expenses shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Years and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year and the Base Operating Expenses, as the case may be. Landlord shall use best efforts to obtain separate invoices for Operating Expenses which pertain to each of the buildings comprising Tech Plaza (as defined below), as compared to Tech Plaza as a whole. If Landlord is unable to obtain a separate invoice limited to the Building for any item is properly included in the calculation of Operating Expenses as compared to the entire Tech Plaza, and such item does in fact benefit the Building, then Landlord shall equitably and reasonably allocate such expenses among the buildings in Tech Plaza on the basis of the leasable square footage of each such building. “Tech Plaza” shall consist of the three (3) office buildings and parking areas adjacent thereto, together with the land on which the same is situated, all under the common ownership of Landlord and commonly known as Tech Plaza 2 Office Building, Tech Plaza 3 Office Building and Tech Plaza 4 Office Building located at 55 and 76 Hammarlund Way, and 88 Silva Lane, all in Middletown, Rhode Island.

    (c)        Utility Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased to tenants), oil, steam, gas, water and sewer and other utilities supplied to the Property and not paid for directly by tenants, provided that, if during any portion of the Operating Year for which Utility Expenses are being computed, less than all Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the utilities being supplied hereunder, actual Utility Expenses for such Operating Year and Base Utility Expenses shall be reasonably extrapolated by Landlord on an item-by-item basis to the estimated Utility Expenses that would have been incurred if the Building were fully occupied for such Years and such utilities were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Utility Expenses for such Year and the Base Utility Expenses, as the case may be.

9.2 TENANT'S PAYMENTS

    (a)        Tenant shall pay to Landlord an amount equal to the Operating Expenses for each Operating Year multiplied by Tenant’s Proportionate Share as defined in Article I, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease, including any extended term, ends.

    (b)        Tenant shall pay to Landlord an amount equal to the Utility Expenses for each Operating Year multiplied by Tenant’s Proportionate Share as defined in Article I, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease, including any extended term, ends.

    (c)        Estimated payments by Tenant on account of Operating Expenses and Utility Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payments, as estimated by Landlord from time to time during each Operating Year, on account of Operating Expenses and Utility Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a detailed accounting of Operating Expenses and Utility Expenses for such Year and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Year by Tenant exceed Tenant’s required payment on account thereof for such Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses and Utility Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses and Utility Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

    (d)        Tenant shall have the right to cause Landlord’s determination of any of the Escalation Charges to be audited by an auditor reasonably acceptable to Landlord. The determination by such auditor shall be prima facie evidence of the proper amount of such Escalation Charges. If such audit shall indicate that Landlord’s determination of any of the foregoing is (i) overstated, or (ii) understated, then in the case of (i) Landlord shall credit the difference against monthly installments of Basic Rent or Escalation Charges next thereafter coming due (or refund the difference if the Lease Term has ended and Tenant has no further obligation to Landlord), or in the case of (ii) Tenant shall pay to Landlord the amount of such excess. If as a result of any such audit it is determined that the Escalation Charges charged to Tenant are at least three (3%) percent more than should have been properly charged to Tenant, Landlord shall be responsible for the reasonable cost of any such audit.

ARTICLE X

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1 TENANT’S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature arising from any Default by Tenant under this Lease and to the extent not due to the fault of Landlord or those acting by or under Landlord, the following: (a) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in the Premises; (ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results from an act or omission on the part of Tenant or Tenant’s agents, employees, invitees or independent contractors; or (iii) in connection with the conduct or management of the Premises or of any business, or any thing or work whatsoever done, or any condition created by Tenant in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease.

10.2 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor’s hazard and completed operations coverage) under which Landlord, Manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as additional insureds, and under which the insurer agrees to defend, indemnify and hold Landlord, Manager, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancelable and non-amendable with respect to Landlord, Manager, and Landlord’s said designees without thirty (30) days, prior notice to Landlord and shall be in at least the amount of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time reasonably request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.3 TENANT’S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry “all-risk” property insurance on a “replacement cost” basis (including so-called improvements and betterments), and provide a waiver of subrogation as required in Section 14.20. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of the Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.

10.5 LANDLORD’S INSURANCE. Landlord shall carry at all times during the term of the Lease with respect to the Building and the Property, insurance against loss or damage from fire and other casualties ordinarily included in a standard extended coverage or “all risks” endorsement. Such insurance shall be in an amount equal to at least the replacement value of said Building, issued by companies qualified to do business in the State of Rhode Island, and shall provide a waiver of subrogation as required in section 16.20

ARTICLE XI

LANDLORD’S ACCESS TO PREMISES

Landlord shall have the right to enter the Premises at all reasonable hours provided such entry is in the presence of an authorized representative of Tenant for the purpose of inspecting or making repairs to the same, or to show the Premises to prospective or existing mortgagees and purchasers and, during the last six (6) months of the Term, as the same may be extended, to prospective tenants.

ARTICLE XII

FIRE, EMINENT DOMAIN, ETC.

12.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges and any other Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is material interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges and any other Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2 LANDLORD’S RIGHTS OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time the repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within sixty (60) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof

12.3 RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor. If for any reason, such restoration shall not be substantially completed within three (3) months after the expiration of the 60-day period referred to in Section 12.2 (which three-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control, but in no event for more than an additional three months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense, Tenant’s trade fixtures and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XIII

DEFAULT

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall occur and be continuing:

    (i)        Tenant shall fail to pay the Basic Rent, Real Estate Taxes, Operating Expenses, Utility Expenses or other sums payable as additional charges hereunder within ten (10) days after written notice; provided, however, that no such notice shall be required upon the second such failure within any 365 day period; or

    (ii)        Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed, or Tenant shall desert or abandon the Premises or the Premises shall become, vacant (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

    (iii)        Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

    (iv)        Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law-or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

    (v)        A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant), trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); then, (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur and be continuing after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

    (b)        If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings, ejectment or otherwise in accordance with applicable law, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

    (c)        In the event of any termination, Tenant shall pay the Basic Rent, Real Estate Taxes, Operating Expenses, Utility Expenses and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Real Estate Taxes, Operating Expenses, Utility Expenses and other sums which would he payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys, fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

    (d)        At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Real Estate Taxes, Operating Expenses, Utility Expenses and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

    (e)        In the case of any Default by Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or part thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period, which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and which are commercially reasonable and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid, Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

    (f)        The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

    (g)        All costs and expenses incurred by or on behalf of either party (including, without limitation, attorneys’ fees and expenses) in successfully enforcing its rights hereunder or occasioned by any Default of Tenant or default by landlord, as the case may be, shall be paid by the non-defaulting party.

13.2 LANDLORD’S DEFAULT. Landlord shall in no event be in default of the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have unreasonably failed to perform such obligation within a period of time reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.; provided, however, that the provisions of this Section shall not apply to Section 4.1.

ARTICLE XIV

EXTENSION OPTION

OPTION TO EXTEND.

        Provided that, at the time of each such exercise, (i) this Lease is in full force and effect, and (ii) no Default of Tenant shall have occurred and be continuing (either at the time of exercise or at the commencement of an Extended Term), Tenant shall have the right and option to extend the Term of this Lease for one extended term ( the “Extended Term”) of three (3) years by giving written notice to Landlord not later than one hundred eighty (180) days prior to the expiration date of the original Term. The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the original Term, and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall commence on the day immediately succeeding the expiration date of the original Term, and shall end on the day immediately preceding the third (3rd) anniversary of the first day of the Extended Term. The Extended Term shall be on all the terms and conditions of this Lease, except: (i) during the Extended Term, Tenant shall have no further option to extend the Term, and (ii) the Basic Rent for the Extended Term shall be as indicated in Article I of this Lease.

ARTICLE XV

RIGHT OF FIRST OFFER

(a)     Tenant shall have a (“Right of First Offer”) to lease up to ten thousand (10,000) rentable square feet of space abutting the Premises (the “First Offer Space”), subject to the rights of any Current Occupant. The “Current Occupant” shall be the tenant who occupies such First Offer Space as of the date of this Lease. In no event shall the Right of First Offer arise until the Current Occupant of the First Offer Space or any affiliate thereof elects not to continue in occupancy of the space in question, regardless of whether the Current Occupant has extension rights contained in its lease.

Landlord agrees not to lease the First Offer Space to another tenant during the first six (6) months of the initial Term of this Lease. Prior to offering any First Offer Space to any unrelated third party other than a Current Occupant, Landlord will notify Tenant of its plans to so lease the First Offer Space. Landlord’s notice shall specify the square footage of the space, the Basic Rent applicable to such space and the date of availability. Tenant will notify Landlord within ten (10) business days of Landlord’s notice if Tenant wishes to lease such First Offer Space from Landlord on the terms and conditions so specified and otherwise on substantially the same terms and conditions as contained in this Lease. If Tenant notifies Landlord that it wishes to lease the First Offer Space, Landlord and Tenant shall execute a mutually amendment to this Lease within ten (10) business days incorporating the First Offer Space and such additional terms and conditions applicable thereto. If Tenant fails to notify Landlord within said ten (10) business day period that Tenant intends to lease such First Offer Space, Landlord shall be entitled to lease such space to any third party on terms and conditions not materially different then the terms and conditions contained in Landlord’s notice to Tenant.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

16.1 HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder. The Landlord confirms that the use of propane gas as described herein will not be considered an extra hazardous use; provided that tenant uses such propane gas in accordance with all applicable federal, state and local laws.

16.2 WAIVER (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of any other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

    (b)        No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

16.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied..

16.4 LANDLORD’S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord’s then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Property.

    (b)        With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing because of a strike, lockout or other labor troubles, breakdown, accident, fire or other casualty, an order or regulation of or by any governmental authority, failure of supply, or inability by the exercise of reasonable diligence to obtain fuel, supplies, parts or labor necessary to furnish such services, war or other national emergency, or for any other cause which is beyond Landlord’s reasonable control, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant’s favor that Tenant has been evicted, either constructively or actually, partially or wholly; provided, however, that except as may be caused by Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant, Landlord shall use reasonable efforts to restore any such services or utilities.

    (c)        In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

    (d)        With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom provided Landlord exercises reasonable efforts to minimize any such inconvenience, annoyance or interruption.

16.5.     NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

16.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any conditional assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage or the taking of possession of the Premises.

    (b)        In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subordinate to the lease to such purchaser provided that lessor-buyer recognizes Tenant’s rights under this Lease and agrees not to disturb Tenant. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor; provided, however, that a termination of the lease between lessor-buyer and lessee-seller shall not cause a termination of this Lease.

    (c)        Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder which accrue after the transfer of title provided, that Landlord’s successor agrees to perform and observe the covenants and obligations of Landlord hereunder. Landlord continue to remain responsible for the performance of covenants and obligations which accrue prior to such transfer. Notwithstanding the provisions of Section 16.4 hereof, Landlord shall be responsible to Tenant to the extent of the proceeds for the Property received by Landlord.

16.7 RULES AND REGULATIONS. Tenant shall abide by rules and regulations from time to time established by Landlord, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control. The rules and regulations to be in effect as of the Commencement Date are attached hereto as Exhibit C.

16.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

16.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

16.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

16.11 RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice or memorandum of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

16.12 NOTICES. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall he sent by registered or certified mail, return receipt requested, postage prepaid as follows.

If intended for Landlord, addressed to Landlord at Landlord’s Original Address (or to such other address as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at Tenant’s Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) and a copy, when necessary pursuant to the terms of Exhibit D, to Tenant’s Creditor at Tenant’s Creditor’s Address.

All such notices shall he effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

16.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the revisions hereof.

16.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

16.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR

.     (a) This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect provided that the holder thereof agrees not to disturb Tenant’s possession of the Premises. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor), Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant provided that such successor agrees not to disturb Tenant’s possession of the Premises.

Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request provided that such holder executes an instrument agreeing not to disturb Tenant’s possession of the premises. Failure to comply with any such request shall be deemed a Default of Tenant under this Lease.

(b)     Landlord agrees to use reasonable efforts to obtain from the holder of each mortgage or ground lease encumbering the Premises an agreement in recordable in form, to the effect that in the event of foreclosure of or similar action taken under such mortgage or termination of such ground lease, this Lease shall not be terminated or disturbed by such mortgageholder or ground lessor or anyone claiming under such mortgageholder or ground lessor, so long as Tenant shall not be in default beyond any applicable grace and cure periods under this Lease. The form of any such agreement shall be the form as required by any such. It is agreed and understood that the provisions of this clause (b) shall only be applicable to the rights of the original Tenant named herein and such rights shall not inure to the benefit of, nor be applicable to, any successor or assign of Tenant.

16.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will within ten days after a written request, furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgement that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

16.17 SECURITY DEPOSIT. (a) Landlord acknowledges that it has received $5,357.50 as a security deposit (‘the Security Deposit’), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease.

    (b)        Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply all or part of the Security Deposit to Landlord’s damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply all or part of the Security Deposit, Tenant shall immediately deposit with Landlord the amount so applied. In the event there is no existing Default of Tenant at such time, Landlord shall promptly return any cash security deposit which it is holding, or so much thereof as shall theretofore not been applied in accordance with the terms of this Section 16.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 16.17, and the return thereof in accordance therewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any cash security deposit delivered to Landlord in connection with this Lease, whether or not it succeeds to the position of Landlord hereunder unless such deposit shall have been received in hand by such holder.

16.18 REMEDYING DEFAULTS. After the expiration of any applicable notice and cure periods, Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 1.5% over the prime rate in effect from time to time at Fleet Boston (but in no event less than 12%), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 1.5% over the prime rate in effect from time to time at Fleet Boston (but in no event less than 12%) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

16.19 HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less twice the sum of (i) Basic Rent and (ii) Escalation Charges in effect on the expiration date. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

16.20 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Property is located (even though extra premium may result therefrom) Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

16.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration and taking by eminent domain. Tenant shall remove all of Tenant’s Removable Property and, to the extent specified by Landlord at the time Landlord approves the installation thereof, all alterations and additions made by Tenant and all partitions wholly within the Premises; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

16.22 [Intentionally deleted]

16.23 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than CB Richard Ellis-N.E., LP (the “Broker”), and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Brokers). Provided this Lease is fully-executed and exchanged between the parties, Landlord shall pay the brokerage commission due to the Broker pursuant to a separate agreement.

16.24.     HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials; provided, however, that Tenant shall not be required to notify Landlord about the identity of ordinary and usual office and household products in common use. Hazardous Materials shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq. (33 U.S.C. Sec. 1321) or listed pursuant to 307 of the Federal Water Pollution Control Act (33 U.S.C. Sec. 1317), (iv) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq. (42 U.S.C. Sec. 6903), (v) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 9601 et seq. (42 U.S.C. Sec. 9601), as amended, or (vi) defined as “oil” or a “hazardous waste”, a “hazardous substance”, a “hazardous material” or a “toxic material” under any other law, rule or regulation applicable to the Property, including, without limitation, R.I. Gen. Laws Section 23-19.1-4, as amended. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises and may be the result of the acts or omissions of Tenant or persons acting under Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify and save Landlord harmless from any release or threat of release or the presence or existence of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere on the Property if caused by Tenant or persons acting under Tenant. The within covenants and indemnity shall survive the expiration or earlier termination of the Term of this Lease.

Landlord expressly reserves the right to enter the Premises to perform regular inspections. at reasonable times and upon reasonable notice.

16.25.     REQUIREMENTS OF PUBLIC AUTHORITY. (a) Legal Requirements. Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements (as said term is hereafter defined). Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed on the Landlord or the Property because of the failure of Tenant to comply with the covenants of this Section 16.25 or any Legal Requirement.; provided, however, that Tenant shall not be required to make structural changes to the Building or the Premises, or to systems serving serving the Building or the Premises, unless required by Tenant’s particular use of the Premises As used herein, the term “Legal Requirements” shall mean and include all Federal, State, county and local laws, rules, ordinances, codes, regulations, statutes, administrative orders, by-laws or orders of any governmental agency or authority applicable to, imposed upon or relating to Tenant’s use and enjoyment of the Premises by Tenant or anything done on the Property by Tenant or its agents, employees, representatives or contractors, as the same are the responsibility of Tenant under this Lease.

    (b)        Contests. Provided that there shall then exist no Default of Tenant, Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant, without cost, expense, liability or damage to the Property or to Landlord, the validity or application of any Legal Requirement and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding (but in no event shall such a delay or extend the Commencement Date), provided in each case that: (i) Landlord shall not be subject to civil or criminal, claims, penalty or damages or to prosecution for a crime, nor shall the Property or any equipment and improvements therein or any part thereof be subject to being condemned or vacated, or subject to any lien or encumbrance, by reason of non-compliance or otherwise by reason of such contest; (ii) before the commencement of such contest, Tenant shall furnish to Landlord the bond of a surety company satisfactory to Landlord, in form and substance satisfactory to Landlord and in an amount equal to one hundred percent (100%) of the cost of such compliance (as estimated by Landlord) and shall indemnify Landlord against the cost of such compliance and any liability resulting from or incurred in connection with such contest or non-compliance (including, without limitation, attorneys fees); (iii) such non-compliance or contest shall not constitute or result in any violation of any mortgage or ground lease now or hereafter encumbering the Property, or if any present or future holder of any such mortgage or the lessor’s position under any ground lease (a “Land Lessor”) shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (iv) Tenant shall keep Landlord regularly advised as to the status of such proceedings in good faith and shall diligently prosecute same to completion. Landlord shall be deemed subject to prosecution for a crime if Landlord, any present or future holder of any such mortgage, a Land Lessor or any of their officers, directors, partners, shareholders, agents or employees, is charged with a crime of any kind whatever unless such charge is withdrawn five (5) days before such party is required to plead or answer thereto. This Section 16.25 shall survive the expiration or earlier termination of this Lease.

16.26 COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT; LANDLORD’S AND TENANT’S OBLIGATIONS. In any case where it is determined that the Americans with Disabilities Act of 1990, 42 U.S.C. Sec. 12001 et seq., as amended (the “Americans with Disabilities Act”), and any regulations issued pursuant thereto shall be applicable to the Building or the Premises, it is agreed and understood that the costs of work improvements and materials necessary to effect such compliance shall be borne by Landlord or Tenant, as applicable in accordance with the following allocations:

         Location Party Responsible for Costs

Exterior of Premises including common areas not exclusively used by

Tenant Landlord

      Premises including commonareas
exclusively used by

Tenant Tenant

16.27 INDEMNITIES. Wherever in this Lease it is provided that one of the parties hereto (the “Indemnitor”) agrees to indemnify the other party hereto (the “Indemnitee”), it is hereby agreed that:

    (a)        As soon as reasonably practical after obtaining knowledge of the existence of a claim or demand upon which it may be entitled to indemnification, the Indemnitee shall provide written notice thereof to the Indemnitor, which notice shall state the facts giving rise to the claim or demand for which the indemnity is asserted;

    (b)        The Indemnitee shall cooperate in the defense of any such claim or demand (at no cost to the Indemnitee), including making available at reasonable times to the Indemnitor and its counsel the personnel and records of the Indemnitee relevant to such defense; and

    (c)        No such action, suit or proceeding shall be settled otherwise compromised without (i) giving the Indemnitee timely notice of such proposed settlement or compromise and (ii) the express written consent of the Indemnitee.

16.28 FINANCIAL INFORMATION. The Tenant shall furnish or cause to be furnished to the Landlord the Tenant's financial statements in the for, at the times, and otherwise comply with the following requirements:

    (a)        Within one hundred twenty (120) days of the close of Tenant’s fiscal year, the audited financial statements of Tenant or accountant prepared statements and in such instance certified by a principal or officer of Tenant having knowledge of the facts as true to the best of his/her knowledge and belief;

    (b)        By April 15th of each year or upon request, copies of Tenant’s federal tax returns. If Tenant extends the tax filing period, Tenant shall deliver copies of said extension to Landlord and shall provide copies of tax returns to Landlord upon filing.

Notwithstanding the foregoing, so long as Tenant is a publicly traded company and files all submissions required by law with the Securities and Exchange Commission and such submissions are readily available to the general public, Tenant shall not be required to be deliver to Landlord the financial statements described in this Section 16.28.

16.29 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of Rhode Island, as the same may from time to time exist.

16.30 LANDLORD'S WAIVER. Upon request of Tenant, Landlord agrees to execute a Landlord's Waiver in substantially the same form as the Landlord's Waiver attached hereto as Exhibit D

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

TENANT: LANDLORD: Tech Plaza 2, 3 & 4, LLC

   By: ______________________ By: Atlas Investment Group

Its _______________________ Its: Manager Hereunto duly authorized By:_____________________ Demetri Dasco, Manager Hereunto duly authorized

EXHIBIT A

TO LEASE

BETWEEN TECH PLAZA 2, 3 & 4, LLC, LANDLORD

AND

TENANT

PLAN SHOWING PREMISES

EXHIBIT A.1

TO LEASE

BETWEEN TECH PLAZA 2, 3 & 4, LLC, LANDLORD

AND

KVH INDUSTRIES, INC., TENANT

BUILDOUT SPECIFICATIONS

Design Build Construction Exhibit

Landlord’s Work

1.     Preparation of Plans and Specifications.

        Landlord and Tenant have reached agreement on a preliminary design plan and approved finishes for the buildout of leasehold improvements within the Premises (the “Approved Plan”) a copy of which is attached as Schedule A-2 hereto and made a part hereof.

2.     Landlord’s Work.

    (a)        The work shown on the Approved Plan and Atlas Letter shall be deemed “Landlord’s Work” unless otherwise noted thereon. Following final approval of the Approved Plan, Landlord agrees to apply for a building permit and, upon issuance thereof, to use reasonable efforts to cause Landlord’s Work to be completed, installed or performed, as the case may be, in accordance therewith, subject only to minor variations and/or variations necessitated by the unavailability of specified materials and equipment. Except as above provided, no deviation from the Approved Plan shall be made by either party except by written change order approved by the other party, which approval shall not be unreasonably withheld or delayed. In the event Tenant requests or causes the need for any change orders with respect to Landlord’s Work, the net cost of such change orders shall be at Tenant’s sole cost and any delays resulting therefrom shall constitute “Tenant Delays” hereunder.

        Tenant hereby designates ___________________ (who may be changed by Tenant at any time upon giving Landlord prior written notice thereof) who Tenant agrees shall be available to meet and consult with Landlord at the Premises as Tenant’s representative (“Tenant’s Representative”) respecting the matters which are the subject of this Exhibit A-1 and who shall have the power to legally bind Tenant with respect to notices from Tenant to Landlord making requests for and approving changes, giving approval of plans or work, or giving directions to Landlord under this Exhibit A-1.

    (b)        After agreement upon the Approved Plan, Landlord will prepare a bidding package for Landlord’s Work based upon the Approved Plan, and the successful bidder with whom Landlord contracts for performance of Landlord’s Work shall be deemed “Landlord’s Contractor”.

3 Building Standard Finish. Unless the Approved Plan or Atlas Letter specifically states otherwise, Landlord’s Work shall conform to the standard finishes for the Building.

4.     Delivery & Acceptance of Possession. When Landlord’s Work is Substantially Complete, Landlord shall deliver to Tenant a written notice (the “Completion Notice”) certifying the same. Within five (5) days after Landlord delivers the Completion Notice, Tenant and a representative of Landlord shall jointly inspect the Premises, as Tenant deems appropriate and Tenant shall be deemed to have accepted the Premises if the Landlord’s work is Substantially Complete (in their condition as of the date of the Completion Notice but without waiving Landlord’s obligation, if any, to correct punch list items pursuant to Paragraph 6 below) effective on the earlier of (i) the date of such joint inspection, or (ii) the fifth (5th) business day after Landlord delivers the Completion Notice. For the purposes hereof, the Landlord’s Work shall not be deemed “Substantially Complete” unless (i) an Occupancy Permit has been issued for the Premises, (ii) the Premises can be used by Tenant for their intended purpose and (iii) there remain only minor items to complete the installation or performance of which will not unreasonably interfere with Tenant’s intended use of the Premises.

5.     Punch List. Provided that the Premises are Substantially Complete, if, as a result of the aforementioned joint inspection of Landlord’s Work, Tenant discovers minor deviations or variations from the Approved Plan or Atlas Letter, or items which are defective or in need of repair or replacement, of a nature commonly found on a “punch list” (as that term is used in the construction industry), Tenant shall promptly notify Landlord of such deviations or items; provided, however, that in the event of a dispute, Landlord (or Landlord’s Architect) and Tenant (or Tenant’s Architect) shall negotiate in good faith, using their reasonable discretion, to determine which items constitute punch list items. The existence of such punch list items shall not postpone the Commencement Date of the Lease nor the obligation of Tenant to pay Rent, additional rent or any other charges due under the Lease. Within five (5) days after the punch list is prepared by the parties, Landlord will cause its contractor(s) to commence, and to proceed with all reasonable diligence, to correct the items noted on the punch list.

6.     Tenant Delays. “Tenant Delay(s)” shall mean delays in the preparation of Approved Plans and/or in the bidding, contracting and/or construction of Landlord’s Work caused by the acts or omissions of Tenant, or any of its agents, employees, and/or contractors or resulting from any change order or long lead item with respect to Landlord’s Work caused or requested by Tenant, or any other delay which is defined in any part of the Lease or this Exhibit A-1 as a “Tenant Delay”. The applicable provisions of Paragraph 7, below, shall apply in the event of any Tenant Delay.

7.     Remedies.

    (a)        (i) If the Premises are Substantially Complete, and to the extent the non-completion of any item(s) of Landlord’s Work does not materially and adversely affect Tenant’s ability to lawfully take occupancy of the Premises, to commence or complete Tenant’s Work or to install its fixtures, furniture, equipment and personal property therein, and provided Landlord continues to pursue the completion of such items with all due diligence, such non-completion shall not affect the Commencement Date or otherwise result in or give rise to any damages or penalties payable by Landlord to Tenant, or otherwise constitute a default by Landlord under the Lease.

    (ii)        If and to the extent the non-completion of such item(s) of Landlords’s Work does materially and adversely affect Tenant’s ability to lawfully take occupancy of the Premises, to commence or complete Tenant’s Work, or to install its fixtures, furniture, equipment, and personal property therein, then the validity of the Lease shall not be in any way affected, except that (A) the Commencement Date and the Rent Commencement Date shall be extended one (1) day for each day of actual delay in the Substantial Completion of Landlord’s Work and, for each day after thirty (30) of the execution of this agreement that Landlord’s Work is incomplete Tenant will be credited two (2) days rent. If Substantial Completion of Landlord’s Work has not been achieved forty-five (45) days from the execution of this agreement, Tenant may, but shall not be required to, terminate this Lease by written notice delivered to Landlord prior to Substantial Completion.

    (b)        (i) If and to the extent the Substantial Completion of any item(s) of Landlord’s Work is delayed due to Tenant Delay, and the delayed completion of such item(s) does not materially and adversely affect the timing of the Substantial Completion of Landlord’s Work, then provided Tenant continues to pursue the elimination of such Tenant Delay with all due diligence, such Tenant Delay shall not affect the Commencement Date or the Rent Commencement Date or otherwise result in or give rise to any damages or penalties payable by Tenant to Landlord, or otherwise constitute a default by Tenant under the Lease, except that Tenant shall be responsible for any increase in the cost of Landlord’s Work occasioned thereby.

    (ii)        If and to the extent the non-completion of any such item(s) due to a Tenant Delay does materially affect the timing of Substantial Completion of Landlord’s Work, then the Commencement Date and the Rent Commencement Date shall be deemed to have occurred on the day upon which the same would have occurred but for such Tenant Delay, and Tenant shall again be responsible for any increase in the cost of Landlord’s Work occasioned thereby.

    (c)        Each party shall use all reasonable and diligent efforts to perform the responsibilities and work required to be performed by it hereunder without unreasonable delay, and to avoid and minimize the duration of any delays for which such party is responsible hereunder; and each party agrees to use commercially reasonable efforts (but without material out-of-pocket expense) to mitigate the damages and adverse effects of any delay for which the other party is responsible.

SCHEDULE A.2

TO LEASE

BETWEEN TECH PLAZA 2, 3 & 4, LLC, LANDLORD

AND

KVH INDUSTRIES, INC., TENANT

APPROVED PLAN

Landlord shall demise the Premises, including an entrance door and a 2nd means of egress to code, paint the perimeter walls, demolish all existing offices in the Premises, remove the carpeting, seal the floor, install in overhead access door (with electric opener) to the common loading corridor, install an electric opener on the loading dock door and remove one (1) tree blocking Tenant’s view on the south side of the building.. All improvements shall be building standard. Any additional improvements shall be paid by the Tenant. All plans and specifications shall be subject to Landlord’s advanced written approval, which shall not be unreasonably withheld.

EXHIBIT B

TO LEASE

BETWEEN TECH PLAZA 2, 3 & 4, LLC, LANDLORD

AND

KVH INDUSTRIES, INC., TENANT

OPERATING EXPENSES

A.     Without limitation, Operating Expenses shall include:

1.     All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers -and personnel engaged in supervision of any of the persons mentioned above: provided that, if any such employee, is also employed on other property of Landlord, such compensation shall be suitably and equitably allocated by Landlord among the Property and such other properties.

2.     The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property including, without limitation, fees and assessments, if any, imposed upon Landlord, or charged to the Property, by any governmental agency or authority or other duly authorized private or public entity on account of public safety services, transit, housing, police, fire, sanitation or other services or purported benefits.

3.     The cost of replacements for tools and other similar equipment (which are not capital in nature) used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be allocated by Landlord among the Property and such other properties.

4.     Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Providence, Rhode Island area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

5.     Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Providence, Rhode Island area for similar properties, but in no event more than five percent (5%) of gross annual income, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management, together with, in either case, amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing, enforcing or renewing leases and for matters not related to the normal administration and operation of the Building.

6.     If, during the Term of the Lease, Landlord shall made a capital expenditure which is intended to result in a reduction of Operating Expenses or which is made to the Building by Landlord after the date of this Lease and is required under any governmental law or regulation that was not applicable to the Building as of the date of this Lease , the total cost of which is not properly includable in Operating Expenses for the operating Year in which it was made, such expenditure shall not be expensed in the Operating Year in which it was made, but there shall nevertheless be included in Operating Expenses for said Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year an annual charge-off therefor. The annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages, by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7.     Betterment assessments provided the same are apportioned equally over the longest period permitted by law, and not otherwise included in Taxes.

8.     Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

9.     Operating Costs Shall Not Include:

    a.        Landlord’s general corporate overhead and administrative expenses;

    b.        Fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided by unaffiliated persons or entities of similar skill, competence and experience;

    c.        Expenses incurred by Landlord in connection with any financing, sale or syndication of the Property;

    d.        Any cost incurred by the negligence or willful misconduct of the Landlord, its agents and employees;

    e.        Depreciation/amortization, except to the extent provided above;

    f.        Expenses incurred by the Landlord in connection with services or other benefits of a type which are not building standard services or benefits provided to tenants generally, but which are provided only to specific tenants;

    g.        Any items to the extent such items are reimbursable to the Landlord by the Tenant (other than through Additional Rent), by other tenants or occupants of the Building, or by any third parties;

    h.        All costs related to the preparation of any portion of the Building for occupancy by a tenant or other occupant;

    i.        Legal fees and expenses incurred by the Landlord, except to the extent that such fees and expenses were incurred in connection with contract enforcement for services which are provided to the Tenant and available to all tenants in the Building;

    j.        Costs and expenses incurred by the Landlord in connection with the repair of damage to the Building or Property caused by fire or other casualty, insured or required to be insured against hereunder;

    k.        The costs of all purchases of supplies for the Building or Property which create a larger than 90-day inventory;

    l.        The cost of any additions to the Property and any operating expenses generated by such additions; and

    m.        Costs incurred due to violation by the Landlord or any other tenant of the Building of any lease or any laws, rules, regulations or ordinances applicable to the Building.

EXHIBIT C

TO LEASE

BETWEEN TECH PLAZA 2, 3 & 4, LLC, LANDLORD

AND

TENANT

RULES AND REGULATIONS

The following Rules and Regulations constitute a part of the Lease and of the Tenant’s obligations thereunder in respect of the Tenant’s use and occupancy of the Premises and the Building:

I. Building Hours

1.1 The Tenant is advised, for the protection and safety of its personnel, to lock the front doors to the Premises at the end of each working day. Front doors to the Premises also should be locked whenever the Tenant’s receptionist leaves the area.

1.2 If the Tenant wishes to remove fixtures or materials from the Premises after 6:00 p.m. or to have work performed after 6:00 p.m., the terms of the Lease shall govern the Tenant’s right to such conduct and the Building Management office must be notified in advance in writing.

1.3 If the Tenant’s employees plan to work in the Premises on a weekend or holiday, Tenant shall be responsible for locking the door to the main lobby.

II. Elevators, Deliveries and Parking

2.1 If the Tenant expects delivery of any bulky material, the Tenant shall install elevator pads in the elevator to protect the same and shall take care not to exceed the capacity thereof. Elevators shall be available for deliveries at all times.

2.2 All hand trucks used for deliveries must be equipped with rubber bumpers and tires.

2.3 The Building loading dock may be used only for deliveries. No vehicles are allowed to stand or park in this area after unloading nor are vehicles allowed to park at the loading dock for service calls. The Tenant shall advise its vendors and suppliers of this rule. Any vehicle abusing these loading dock privileges are subject to being towed at the owner’s expense.

III. General Use of the Building and the Premises

3.1 The Tenant is not permitted to place or store property on the sidewalks, passageways, parking areas. or courtyards adjacent to the Building or in the elevators, vestibules, stairways, or corridors (except as may be necessary for brief periods during deliveries).

3.2 No animals may be brought into or kept in or about the Building or the Premises.

3.3 Rubbish, rags, sweepings, acid and any and all harmful or damaging substances may not be deposited in the lavatories or in the janitor closets. The Tenant shall make arrangements with the building management office for disposal of any unusual trash.

3.4 If the Tenant’s use of the Premises beyond normal office uses results in the imposition of special or additional requirements for heating or air conditioning facilities, the Tenant shall pay the reasonable cost of providing such additional facilities or service.

3.5 Canvassing, soliciting or peddling in the Building is prohibited and the Tenant shall cooperate to prevent the same.

3.6 Except as permitted by the Lease, Lessee shall not bring or permit to be brought or kept in or on the Premises any inflammable, combustible, corrosive, caustic, poisonous, or explosive substance or cause or permit any noxious odors to permeate or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner which is reasonably offensive or objectionable to Lessor or other tenants of the Building by reason of light, radiation, noise, and/or vibration, or interfere in any materially adverse way with other tenant’s use of their leased premises in the Building or their business invitees.

3.7 The Tenant shall give immediate notice to the Landlord in case of theft, unauthorized solicitation or accident in the Premises or of defects therein or in any building fixtures or equipment, or of any known emergency in the Building.

3.8 No portion of the Premises or Building shall at any time be used or occupied as sleeping or lodging quarters.

3.9 The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage or stoppage or damage resulting from the violation of the rule shall be borne by the tenant who or whose employees shall have caused it.

3.10 The Tenant shall comply with all traffic, security, safety and other rules and regulations promulgated from time to time by the Landlord in accordance with the Lease, and shall use its unreserved parking spaces in common with all other tenants of the Building.

3.11 The Landlord reserves the right to rescind, add to or amend any rules or regulations, to add new rules or regulations and to waive any rules or regulation all as expressly set forth in the Lease.

IV. Repairs and Services

4.1 Repairs, installation, or alterations to the Building or its fixtures shall be subject to the terms of the Lease and, in addition, must be approved and scheduled by the building manager to the extent and in the manner required by the Lease.

4.2 All requests for work to be done in the Premises by any of the building management staff should be directed to the building manager, building employees are not permitted to perform any work outside their regular duties except upon special instruction from the building manager.

4.3 All schedules for the performance of the Tenant’s construction and repair work must be coordinated with the building manager to avoid conflicts with various building construction and maintenance schedules. The Tenant must inform the building manager, at least 72 hours before any work is to begin, of the nature of the work, where and when it is to be performed, and the name of the individuals who will supervise the performance of the work. Work may not begin until the requirements of the Lease have been satisfied.

V. Floor Load — Heavy Machinery

5.1 The Tenant may not place a load upon any floor in the Premises or Building exceeding the floor load which is allowed by law and which such floor was designed to carry. The Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, all of which shall be so placed as to distribute the weight. The Tenant shall place and maintain its business machines and mechanical equipment in setting sufficient, in the Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. The Tenant may not move any safe, heavy machines, heavy equipment, freight, bulky matter or fixtures into or out of the Building without the Landlord’s prior consent, which consent may include a requirement to provide insurance, naming the Landlord as an insured, in such amounts as the Landlord may deem reasonable. Notwithstanding the foregoing, proper placement of all such business machines, etc., in the Premises shall be the Landlord’s responsibility.

5.2 If any such safe, machinery, equipment, freight and bulky matter or fixtures requires special handling, the Tenant shall employ only persons with proper qualifications to do such work; and all work in connection therewith must comply with applicable laws and regulations. Any such moving shall be at the Tenant’s own sole risk and hazard and the Tenant will defend, exonerate, indemnify and save the Landlord harmless against and from any liability, loss, injury, claim, or suit resulting from such moving as set forth in the Lease.

VI. Electrical System — Energy Conservation — Water

6.1 In order to assure that the Building’s electrical standards are not exceeded and to avert possible adverse effect on the Building’s electric system, the Tenant may not, without the Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electrical distribution system other than standard office equipment, such as typewriters, pencil sharpeners, adding machines, hand-held or desk calculators, dictating equipment, office computers and copiers and other equipment used in the normal course of the Tenant’s business.

6.2 The Landlord reserves the right to implement policies and procedures it deems, in its reasonable judgment, to be necessary or expedient in order to conserve and/or preserve energy and related services, or to be necessary or required in order to comply with applicable government laws, rules, regulations, codes, orders and standards.

6.3 The windows of the Building are designed for superior insulation and to reduce glare, Building standard blinds or drapes present an elegant appearance and contribute to the effectiveness of the Building’s heating and cooling systems. The Tenant should keep the blinds or drapes closed when windows are exposed to the sun’s rays in summer and keep them open when the sun is bright enough to provide warmth during the winter months.

VII. Advertising

7.1 Neither the Landlord’s name, nor the name of the Building shall be used without the Landlord’s consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

VIII. Life Safety and Emergency Procedures

8.1 In case of emergency situations such as power failure, water leaks or serious injury, the Tenant should call the building management office immediately. In case of fire or smoke, the Tenant should pull the nearest alarm (located on its floor) and then call the building management office.

IX. Hazardous and Prohibited Uses

9.1 Except as provided in the Lease, the Tenant may not use, or permit the use or occupancy of, the Premises, or permit any act or practice to be done or anything to be brought into or kept in or about the Premises or any part thereof: (i) which would violate any of the covenants, agreements, terms, provisions and conditions of the Lease or such other covenants, agreements, terms, provisions and conditions otherwise applicable to or binding upon the Premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) adversely affect the appearance of the Building as a first-class warehouse and office building, or (c) cause any offensive odors or loud noises or constitute a nuisance or a menace to any others in or about the Premises.

9.2 Except as provided in the Lease, the Tenant shall not do or permit anything to be done in or upon the Premises or the Building, or bring in anything or keep anything therein, which shall either constitute or generate hazardous chemicals or wastes under applicable law or regulations, or which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for uses permitted under the Lease; and if the Tenant shall do any of the foregoing, the Tenant shall promptly pay to Landlord, on demand, any costs or expenses resulting therefrom as provided in the Lease, and any other damages to which the Tenant may be exposed by reason of such action by the Tenant and for which the Tenant is required to pay pursuant to the provisions of the Lease.

Notwithstanding anything to the contrary contained in these Rules and Regulations, in the event of a conflict between these Rules and Regulations and the Lease, the terms of the Lease shall control.

Exhibit D

LANDLORD’S WAIVER

_____________________________________________________ (together with its successors and assigns, the “Lessor”), being the lessor of office space located in Middletown, RI located at 88 Silva Lane (the “Premises”), which Premises the Lessor has leased to KVH INDUSTRIES, INC., a Delaware corporation, having a business address at 50 Enterprise Center, Middletown, Rhode Island (together with its successors and assigns, the “Lessee”) under that certain Lease dated August , 2003 and attached hereto as Exhibit A (as the same may be further amended from time to time, including any renewals, extensions or substitutions thereof or therefor, the “Lease”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Lessor, does hereby:

1.     Acknowledge that the Lessor has been advised that the Lessee has granted or will grant to FLEET CAPITAL CORPORATION (together with its successors and assigns, the “Secured Party”) security interests in inventory, equipment, removable trade fixtures and all other personal property, wherever located, whether tangible or intangible, now owned or hereafter acquired by the Lessee (the “Collateral”), all as more fully described, or to be more fully described, in an Amended and Restated Credit and Security Agreement from the Lessee to the Secured Party (as the same may be entered into and amended from time to time, the “Security Agreement”).

2.     Waive, relinquish and release, solely during the term of the Security Agreement, any and all rights of distraint, attachment, lien, levy or execution against or upon the Collateral for any rent or other sums now or hereafter due the Lessor under the Lease or otherwise, and all claims and demands of every kind and nature against the Collateral

3.     Agree to provide the Secured Party with a copy of any notice given by the Lessor to the Lessee of the Lessee’s default under or termination of the Lease (at the same time that any such notice is given to Lessee) or of any material amendment thereof. For the purposes of the preceding sentence, the Secured Party’s address is One Federal Street, Boston, Massachusetts 02110, Attention: Mark Schafer.

4.     Agree, both before and during the 90-day period after the termination of the Lease, upon reasonable notice to the Lessor, to provide the Secured Party or its agents with access to the Premises to effect the removal or sale of the Collateral, and the Secured Party hereby agrees (i) to repair any material damage directly caused by such removal or sale; and (ii) to be responsible to the Lessor for per diem rent accruing under the applicable Lease during the period of such removal or sale.

5.     Represent to the Secured Party that the Lease is in full force and effect and there are no defaults on the part of either party under the Lease.

6.     This instrument may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

IN WITNESS WHEREOF, the Lessor has executed this Landlord’s Waiver under seal as of the day of July, 2003.

LESSOR: By: ________________________

Name: ________________________

Title: ________________________

AGREED:

SECURED PARTY: ___________________________________

FLEET CAPITAL CORPORATION: _________________________________

By: ________________________
Name:________________________
Title:________________________

LESSEE:

KVH INDUSTRIES, INC.

By:________________________
Name: ________________________
Title:________________________